Registration No. 333-140944

As filed with the Securities and Exchange Commission on September 30, 2009

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	98-0379351
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9 Commercial Blvd., Suite 200

Novato, California 94949

(Address of Principal Executive Offices)

Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan

(Full title of the plan)

Kim Tsuchimoto, CFO, Treasurer and Secretary

Raptor Pharmaceuticals Corp.

9 Commercial Blvd., Suite 200

Novato, California 94949

(Name and address of agent for service)

(415) 382-1390

(Telephone number, including area code, of agent for service)

Copy to:

Siobhan McBreen Burke, Esq.

Paul, Hastings, Janofsky & Walker LLP

515 South Flower Blvd.

Los Angeles, California

(213) 683-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

EXPLANATORY STATEMENT

Raptor Pharmaceuticals Corp. (the “Company”) previously filed a Registration Statement on Form S-8 (File No. 333-140944) on February 28, 2007 (the “Registration Statement”), relating to the issuance of up to 6,000,000 shares of the Company’s Common Stock (“Common Stock”) pursuant to the Company’s 2006 Equity Incentive Plan.

On July 27, 2009, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with TorreyPines Therapeutics, Inc. (“TorreyPines”) and ECP Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of TorreyPines (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company (the “Merger”) on September 29, 2009. At the effective time of the Merger, each outstanding stock option to purchase Common Stock not exercised immediately prior to the effective time of the Merger, whether or not vested, was assumed by TorreyPines and became exercisable for shares of TorreyPines common stock in accordance with the terms of the Merger Agreement.

This Post-Effective Amendment relates to Registration Statement and is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold.

Item 8.	Exhibits.

Exhibit Number	Description
24.1	Power of Attorney (previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Novato, State of California, this 29th day of September, 2009.

RAPTOR PHARMACEUTICALS CORP.

By:	/s/ Christopher M. Starr
Christopher M. Starr, Ph.D.
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

_________*______________________ Christopher M. Starr, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	September 29, 2009

_________*______________________ Kim R. Tsuchimoto, C.P.A.	Chief Financial Officer (Principal Financial and Accounting Officer)	September 29, 2009

_________*______________________ Erich Sager	Director	September 29, 2009

_________*______________________ Raymond W. Anderson	Director	September 29, 2009

*By:	/s/ Christopher M. Starr
Christopher M. Starr, Ph.D.
Attorney-in-Fact